EXHIBIT 21 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

        The Company has no parent.  The following were subsidiaries of the Company as of December 31, 2000.
Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
Bemis Company, Inc. (the "Registrant")

Banner Packaging, Inc.	Wisconsin	100%

Bemis Europe Holdings, S.A.	Belgium	100%
Techy Marketing S.A.	Belgium	100%
Techy Bemis S.A.	Belgium	78%
Techy Bemis S.A.	Belgium	22%
Techy France E.U.R.L.	France	100%

Bemis Export Company Ltd.	Jamaica	80%

Bolsas Bemis S.A. de C.V.	Mexico	51%

Curwood , Inc.	Delaware	100%
Bemis do Brasil Ltda.	Brazil	100%
Curwood Limitada	Brazil	100%
Curwood Chile Ltda.	Chile	100%
Curwood Packaging (Canada) Limited	Canada	100%
Curwood Packaging (Ireland) Limited	Ireland	100%
Curwood Packaging Limited	United Kingdom	100%
Bemis Packaging Deutschland
GmbH	Germany	100%
Bemis Packaging Espana sl	Spain	100%
Bemis Packaging France E.U.R.L.	France	100%
Perfecseal, Inc	Delaware	100%
Perfecseal Internacional de Puerto
Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Perfecseal (Asia
Pacific) Sdn Bhd	Malaysia	100%

Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%
Hayssen Europa Limited	United Kingdom	100%
Hayssen Europa GmbH	Germany	100%
Hayssen Europa S.p.A. in liquidazione	Italy	100%

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
MacKay, Inc.	Kentucky	100%

Milprint, Inc.	Wisconsin	100%
Curwood Specialty Films – Lebanon, Inc.	Delaware	100%

Morgan Adhesives Company	Ohio	100%
MACtac Engineered Products, Inc.	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis Export Company Ltd.	Jamaica	20%

Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
Enterprise Software, Inc.	Ohio	100%

MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Technologies S.A.	Belgium	100%
MACtac Asia-Pacific Self-
Adhesive Products Pte Ltd.	Singapore	100%
MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%

MACtac Scandinavia A.B.	Sweden	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%

MACtac A.G.	Switzerland	100%
MACtac Mexico S.A. de C.V.	Mexico	51%
Morgan Adhesives America do Sul, Ltda.	Brazil	100%

Paramount Packaging Corporation	Delaware	100%
Bemis Packaging Limited	United Kingdom	100%
Paramount Packaging Canada, Inc.	Canada	100%
Bemis Custom Products
Shelbyville, Inc.	Tennessee	100%
Bemis Custom Products, Inc.	Texas	100%
PPC Royalty, Inc.	Delaware	100%

Pervel Industries, Inc.	Delaware	100%

BEMIS COMPANY, INC.

222 South Ninth Street, Suite 2300

Minneapolis, Minnesota

55402-4099

(612) 376-3000

Benjamin R. Field, III
Senior Vice President, Chief
Financial Officer and Treasurer

Melanie E. R. Miller
Director of Investor Relations